Exhibit 99.1

F & M Bank Corp.---News
ANNOUNCES DIVIDEND INCREASE

TIMBERVILLE, VA—July 22, 2019—F & M Bank Corp. (OTCQX: FMBM), parent company of Farmers & Merchants Bank, announces its recently declared second quarter dividend.

Mark Hanna, President, commented “On July 19, 2019, our Board of Directors declared a second quarter dividend of $0.26 per share. This is a $0.01 increase over the prior quarter. Based on our most recent trade price of $28.00 per share, this dividend constitutes a 3.71% yield on an annualized basis. The dividend will be paid on August 16, 2019, to shareholders of record as of August 2, 2019.”

F & M Bank Corp. is an independent, locally-owned, financial holding company, offering a full range of financial services, through its subsidiary, Farmers & Merchants Bank’s thirteen banking offices in Rockingham, Shenandoah, Page and Augusta Counties, Virginia. The Bank also provides additional services through a loan production office located in Penn Laird, VA and through its subsidiaries, F&M Mortgage and VSTitle, both of which are located in Harrisonburg, VA. Additional information may be found by contacting us on the internet at www.fmbankva.com or by calling (540) 896-8941.

SOURCE:
F & M Bank Corp.
CONTACT:
Neil Hayslett, EVP/Chief Operating Officer
540-896-8941 or NHayslett@FMBankVA.com